Exhibit 99.3

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350 , as adopted), Nancy T. Chang, Chief Executive Officer of Tanox, Inc. (Tanox) and Gregory P. Guidroz, Vice President of Finance of Tanox, each hereby certify that:

1.
Tanox’s Quarterly Report on Form 10-Q for the period ended September 30, 2002, and to which this Certification is attached as exhibit 99.3 (the “Periodic Report”), fully complies with the requirements of section 13 (a) or section 15 (d) of the Securities Exchange Act of 1934, and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of Tanox.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 7th day of November 2002.

Date: November 7, 2002	By:	Nancy T. Chang
Nancy T. Chang President and Chief Executive Officer

Date: November 7, 2002	By:	Gregory P. Guidroz
Gregory P. Guidroz Vice President of Finance